Exhibit 16(c)
SCHEDULE FOR COMPUTATION OF PERFORMANCE CALCULATIONS
CUMULATIVE TOTAL RETURNS and their income and capital components are described in the fund's Statement of Additional Information, and are based on the net asset values, dividends, capital gain distributions, and reinvestment prices of the historical period covered.
AVERAGE ANNUAL RETURNS are calculated according to the following formula:
Average Annual Return = [(1 + Cumulative Return)1/n] - 1
[where n = the number of years in the base period]
Included in this exhibit is a chart showing the data used to calculate the 30-Day Yield as of the fund's fiscal year end.
The 30-DAY YIELD is calculated according to the methods prescribed in Form N-1A Item 22(b)(ii).
          30-Day Total Net Income
30-Day Yield = 2<UNDEF>(--------------------------------------------------)
+ 1)6 - 1<UNDEF>
  (30-Day Average Shares Outstanding)(Prior Day Price)
The TAX EQUIVALENT YIELD is calculated by the formula as follows:
Tax Equivalent Yield = (yield) / (1-[tax rate])
[where the tax rate is expressed in decimal notation (i.e. 28% = 0.28)]
For any municipal portfolio that invests a portion of its assets in obligations subject to state taxes, the tax equivalent yield is adjusted to reflect these investments.
Fidelity Global Bond Fund



                                                     GLOBAL BOND FUND

                                                         DECEMBER 1995

                                                                                                        M/T/D

                                                                    NET        NET INC.      NET        NET

                 SHARES         MTD SHARES     GROSS                INCOME     W/ BREAKAGE   MIL        MIL

         DATE:   OUTSTANDING    OUTSTANDING    INCOME     EXPENSES  PER G/L    & WRITE OFF   RATE       RATE     BREAKAGE

        12/4/95  20,769,564.30   83,091,555.57  48,439.62  6,793.29  41,646.33  35,279.40     0.001699  0.006364  -8.09

        12/5/95  20,707,610.42  103,799,165.99  39,023.59  6,803.70  32,219.89  32,777.37     0.001583  0.007947  -2.78

        12/6/95  20,627,645.79  124,426,811.77  39,021.70  6,799.17  32,222.53  32,785.32     0.001589  0.009536   7.99

        12/7/95  20,506,357.50  144,933,169.28  38,786.61  6,777.96  32,008.65  32,582.21     0.001589  0.011125  -2.39

        12/8/95  20,475,468.99  165,408,638.27  37,333.83  6,748.04  30,585.79  31,148.97     0.001521  0.012646   5.78

        12/9/95  20,475,468.99  185,884,107.26  37,333.83  6,748.04  30,585.79  31,157.14     0.001522  0.014168  -6.52

        12/10/95 20,475,468.99  206,359,576.25  37,333.83  6,748.04  30,585.79  31,144.84     0.001521  0.015689   1.65

        12/11/95 20,399,014.90  226,758,591.15  39,967.31  6,741.39  33,225.92  33,793.14     0.001657  0.017346  -8.03

        12/12/95 20,319,181.75  247,077,772.90  38,883.13  6,727.93  32,155.20  32,712.74     0.001610  0.018956  -1.14

        12/13/95 20,252,817.33  267,330,590.23  37,813.82  6,707.53  31,106.29  31,670.72     0.001564  0.020520  -4.69

        12/14/95 20,140,767.00  287,471,357.23  38,245.99  6,907.84  31,338.15  31,899.03     0.001584  0.022104  -3.94

        12/15/95 20,082,932.19  307,554,289.42  38,077.85  6,685.29  31,392.56  31,954.19     0.001591  0.023695   2.24

        12/16/95 20,082,932.19  327,637,221.61  38,077.85  6,685.29  31,392.56  31,960.37     0.001591  0.025286   8.42

        12/17/95 20,082,932.19  347,720,153.80  38,077.85  6,685.29  31,392.56  31,966.55     0.001592  0.026878  -5.48

        12/18/95 20,063,694.93  367,783,848.72  36,374.08  6,671.58  29,702.50  30,262.59     0.001508  0.028386   6.54

        12/19/95 20,001,729.12  387,785,577.84  37,902.23  6,670.53  31,231.70  31,803.81     0.001590  0.029976   1.06

        12/20/95 19,950,472.42  407,736,050.25  37,678.36  6,649.31  31,029.05  31,595.68     0.001584  0.031560  -5.87

        12/21/95 19,937,188.05  427,673,238.30  37,534.18  6,646.82  30,887.36  31,447.06     0.001577  0.033137   6.11

        12/22/95 19,888,768.00  447,562,006.30  37,661.07  6,641.77  31,019.30  31,590.98     0.001588  0.034725   7.62

        12/23/95 19,888,768.00  467,450,774.30  37,661.07  6,641.77  31,019.30  30,593.59     0.001538  0.036263   4.66

        12/24/95 19,888,768.00  487,339,542.30  37,661.07  6,641.77  31,019.30  30,590.63     0.001538  0.037801   1.70

        12/25/95 19,888,768.00  507,228,310.30  37,661.07  6,641.77  31,019.30  31,153.24     0.001566  0.039367   7.43

        12/26/95 19,858,270.96  527,086,581.26  36,214.06  6,635.71  29,578.35  29,718.02     0.001497  0.040864  -9.81

        12/27/95 19,825,939.80  546,912,521.07  36,187.10  6,641.04  29,546.06  29,668.49     0.001496  0.042360   8.88

        12/28/95 19,773,914.88  566,686,435.95  37,380.61  6,637.29  30,743.32  30,884.44     0.001562  0.043922  -2.42

        12/29/95 19,737,720.12  586,424,156.07  37,207.37  6,623.56  30,583.81  30,713.63     0.001556  0.045478   1.74

        12/30/95 19,737,720.12  606,161,876.20  37,207.37  6,623.56  30,583.81  30,717.79     0.001556  0.047034   5.90

        12/31/95 19,737,720.12  625,899,596.32  37,207.37  6,623.56  30,583.81  30,721.95     0.001557  0.048591  -9.68

         1/1/96  19,737,720.12   19,737,720.12  37,207.37  6,623.56  30,583.81  30,706.37     0.001556  0.001556  -5.52

         1/2/96  19,799,952.90   39,537,673.02  37,915.40  6,611.08  31,304.32  31,431.04     0.001587  0.003143   8.51



                                                                                                   30-DAY TOTAL 30-DAY

                   WRITE  PRIOR DAY      30-DAY TOTAL      30-DAY AVERAGE  DAILY YTM     DAILY YTM    YTM       YTM      30-DAY

         DATE:      OFF   PRICE      SHARES OUTSTANDING SHARES OUTSTANDING INCOME     NET INCOME    NET INCOME  MIL RATE YIELD

        12/4/95   565.57  9.91       628,469,695.38      20,948,989.85     32,811.10  26,017.81     798,822.32  0.038070 4.65%

        12/5/95   565.57  9.93       627,381,265.70      20,912,708.86     32,728.18  25,924.48     797,551.19  0.038071 4.65%

        12/6/95   565.57  9.95       626,217,960.78      20,873,932.03     32,759.69  25,960.52     798,070.03  0.038162 4.65%

        12/7/95   565.57  9.94       625,600,977.10      20,853,365.90     32,493.25  25,715.29     793,249.18  0.038002 4.63%

        12/8/95   565.57  9.92       624,934,446.18      20,831,148.21     32,041.25  25,293.21     790,540.14  0.037909 4.63%

        12/9/95   565.57  9.92       624,286,054.65      20,809,535.16     32,346.32  25,598.28     788,877.03  0.037870 4.62%

        12/10/95  565.57  9.92       623,608,762.05      20,786,958.74     32,346.32  25,598.28     787,599.47  0.037848 4.62%

        12/11/95  565.57  9.91       622,855,015.36      20,761,833.85     32,346.32  25,604.93     786,133.56  0.037819 4.62%

        12/12/95  565.57  9.92       622,021,435.53      20,734,047.85     32,206.91  25,478.98     784,238.88  0.037773 4.61%

        12/13/95  565.57  9.90       621,213,170.11      20,707,105.67     31,993.21  25,285.68     781,845.05  0.037708 4.61%

        12/14/95  565.57  9.89       620,246,408.71      20,674,880.29     32,254.20  25,346.36     779,766.12  0.037657 4.61%

        12/15/95  565.57  9.93       619,230,317.56      20,641,010.59     31,882.06  25,196.77     781,340.24  0.037792 4.61%

        12/16/95  565.57  9.93       618,293,723.54      20,609,790.78     31,580.31  24,895.02     778,417.50  0.037712 4.60%

        12/17/95  565.57  9.93       617,357,447.20      20,578,581.57     31,580.31  24,895.02     776,567.24  0.037680 4.60%

        12/18/95  565.57  9.92       616,401,933.59      20,546,731.12     31,580.31  24,908.73     774,816.62  0.037652 4.60%

        12/19/95  565.57  9.93       615,384,454.17      20,512,815.14     31,876.66  25,206.13     776,600.07  0.037797 4.61%

        12/20/95  565.57  9.90       614,318,765.40      20,477,292.18     31,698.05  25,048.74     772,291.31  0.037649 4.61%

        12/21/95  565.57  9.92       613,288,104.30      20,442,936.81     31,588.24  24,941.42     772,232.46  0.037712 4.61%

        12/22/95 -433.33  9.92       612,502,498.74      20,416,749.96     31,675.30  25,033.53     770,456.22  0.037688 4.60%

        12/23/95 -433.33  9.92       611,716,893.18      20,390,563.11     31,411.24  24,769.47     769,325.64  0.037681 4.60%

        12/24/95  132.24  9.92       610,987,378.22      20,366,245.94     31,411.24  24,769.47     767,815.59  0.037655 4.60%

        12/25/95  132.24  9.92       610,257,863.27      20,341,928.78     31,411.24  24,769.47     766,477.78  0.037635 4.60%

        12/26/95  132.24  9.93       609,497,851.27      20,316,595.04     31,411.24  24,775.53     765,146.03  0.037614 4.59%

        12/27/95  132.24  9.95       608,702,292.72      20,290,076.42     31,403.05  24,762.01     765,978.52  0.037702 4.59%

        12/28/95  132.24  9.96       607,892,996.84      20,263,099.89     31,225.87  24,588.58     763,722.15  0.037640 4.58%

        12/29/95  132.24  9.95       607,062,773.22      20,235,425.77     30,998.24  24,374.68     760,064.99  0.037510 4.57%

        12/30/95  132.24  9.95       606,161,876.20      20,205,395.87     31,200.72  24,577.16     758,894.31  0.037503 4.57%

        12/31/95  132.24  9.95       605,125,599.23      20,170,853.31     31,200.72  24,577.16     757,347.45  0.037482 4.56%

         1/1/96   132.24  9.95       604,089,322.26      20,136,310.74     31,200.72  24,577.16     755,767.84  0.037468 4.56%

         1/2/96   132.24  9.94       603,115,278.07      20,103,842.60     31,200.70  24,589.64     754,200.71  0.037455 4.56%
